                                                                     EXHIBIT 2.1


                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT


                                     BETWEEN



                               QUANTUM CORPORATION



                                       AND



                              SNAP APPLIANCES, INC.




                                 EFFECTIVE AS OF



                                OCTOBER 26, 2000

                                TABLE OF CONTENTS


                                                                                                 PAGE
                                                                                                 ----
ARTICLE I SEPARATION .......................................................................       1
     Section 1.1    Separation Date ........................................................       1
     Section 1.2    Closing of Transactions ................................................       2
     Section 1.3    Exchange of Secretary's Certificates ...................................       2

ARTICLE II DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE ......................       2
     Section 2.1    Documents to Be Delivered by Quantum ...................................       2
     Section 2.2    Documents to Be Delivered by Snap ......................................       3

ARTICLE III THE IPO AND ACTIONS PENDING THE IPO ............................................       3
     Section 3.1    Transactions Prior to the IPO ..........................................       3
     Section 3.2    Cooperation ............................................................       4
     Section 3.3    Conditions Precedent to Consummation of the IPO ........................       4

ARTICLE IV THE DISTRIBUTION ................................................................       5
     Section 4.1    The Distribution .......................................................       5
     Section 4.2    Actions Prior to the Distribution ......................................       5
     Section 4.3    Sole Discretion of Quantum .............................................       6
     Section 4.4    Conditions Precedent to Distribution ...................................       6
     Section 4.5    Fractional Shares ......................................................       7

ARTICLE V COVENANTS AND OTHER MATTERS ......................................................       7
     Section 5.1    Other Agreements .......................................................       7
     Section 5.2    Further Instruments ....................................................       7
     Section 5.3    Additional Transitional Services Agreements ............................       8
     Section 5.4    Agreement for Exchange of Information ..................................       9
     Section 5.5    Auditors and Audits; Annual and Quarterly Statements and Accounting ....      10
     Section 5.6    Consistency with Past Practices ........................................      12
     Section 5.7    Payment of Expenses ....................................................      12
     Section 5.8    Dispute Resolution .....................................................      12
     Section 5.9    Governmental Approvals .................................................      13
     Section 5.10   No Representation or Warranty ..........................................      13
     Section 5.11   Non-Solicitation of Employees ..........................................      13
     Section 5.12   Employee Agreements ....................................................      14
     Section 5.13   Cooperation in Obtaining New Agreements ................................      15
     Section 5.14   Property Damage to Snap Assets Prior to the Separation Date ............      16

ARTICLE VI MISCELLANEOUS ...................................................................      16
     Section 6.1    Limitation of Liability ................................................      16
     Section 6.2    Entire Agreement .......................................................      16
     Section 6.3    Governing Law ..........................................................      16

     Section 6.4    Termination ............................................................      17
     Section 6.5    Notices ................................................................      17
     Section 6.6    Counterparts ...........................................................      17
     Section 6.7    Binding Effect; Assignment .............................................      17
     Section 6.8    Severability ...........................................................      18
     Section 6.9    Failure or Indulgence Not Waiver; Remedies Cumulative ..................      18
     Section 6.10   Amendment ..............................................................      18
     Section 6.11   Authority ..............................................................      18
     Section 6.12   Interpretation .........................................................      18
     Section 6.13   Conflicting Agreements .................................................      18

ARTICLE VII DEFINITIONS ....................................................................      19
     Section 7.1    Affiliated Company .....................................................      19
     Section 7.2    Governmental Approvals .................................................      19
     Section 7.3    Governmental Authority .................................................      19
     Section 7.4    Information ............................................................      19
     Section 7.5    IPO Closing Date .......................................................      19
     Section 7.6    Snap Assets ............................................................      19
     Section 7.7    Snap Group .............................................................      19
     Section 7.8    Snap's Auditors ........................................................      19
     Section 7.9    Person .................................................................      19
     Section 7.10   Record Date ............................................................      20
     Section 7.11   Subsidiary .............................................................      20
     Section 7.12   Quantum Group ..........................................................      20
     Section 7.13   Quantum's Auditors .....................................................      20

                                    EXHIBITS

Exhibit A    Certificate of Secretary of Quantum

Exhibit B    Certificate of Secretary of Snap

Exhibit C    General Assignment and Assumption Agreement

Exhibit D    Intellectual Property Agreement

Exhibit E    Employee Matters Agreement

Exhibit F    Tax Sharing Agreement

Exhibit G    Master Transitional Services Agreement

Exhibit H    Indemnification and Insurance Matters Agreement

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT


        This Master Separation and Distribution Agreement (this "AGREEMENT") is entered into as of October 26, 2000, between Quantum Corporation ("QUANTUM"), a Delaware corporation, and Snap Appliances, Inc. ("SNAP"), a Delaware corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in ARTICLE VII hereof.


                                    RECITALS

        WHEREAS, Quantum currently owns all of the issued and outstanding common stock of Snap;

        WHEREAS, Snap is network attached storage business and related businesses as described in the IPO Registration Statement (the "SNAP BUSINESS");

        WHEREAS, the Boards of Directors of Quantum and Snap have each determined that it would be appropriate and desirable for Quantum to contribute and transfer to Snap, and for Snap to receive and assume, directly or indirectly, assets and liabilities currently held by Quantum and associated with the Snap Business (the "SEPARATION");

        WHEREAS, Quantum and Snap currently contemplate that, following the contribution and assumption of assets and liabilities, Snap will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended (the "IPO REGISTRATION STATEMENT"), that will reduce Quantum's ownership of Snap after the IPO to not less than 80.1%;

        WHEREAS, Quantum and Snap intend that the Separation and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

        WHEREAS, the parties intend in this Agreement, including the Exhibits hereto, to set forth the principal arrangements between them regarding the separation of the Snap Business.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                    ARTICLE I

                                   SEPARATION

        SECTION 1.1 SEPARATION DATE. Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Pacific Time, December 31, 2000 or such other date as may be fixed by the Board of Directors of Quantum (the "SEPARATION DATE").

        SECTION 1.2 CLOSING OF TRANSACTIONS. Unless otherwise provided herein, the closing of the transactions contemplated in ARTICLE II shall occur by the lodging of each of the executed instruments of transfer, assumptions of liability, undertakings, agreements, instruments or other documents executed or to be executed with Wilson Sonsini Goodrich & Rosati ("WSGR"), 650 Page Mill Road, Palo Alto, California 94304, to be held in escrow for delivery as provided in SECTION 1.3.

        SECTION 1.3 EXCHANGE OF SECRETARY'S CERTIFICATES. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Quantum in the form attached to this Agreement as EXHIBIT A, WSGR shall deliver to Snap on behalf of Quantum all of the items required to be delivered by Quantum hereunder pursuant to SECTION 2.1 and each such item shall be deemed to be delivered to Snap as of the Separation Date upon delivery of such certificate. Upon receipt of a certificate of the Secretary or an Assistant Secretary of Snap in the form attached to this Agreement as EXHIBIT B, WSGR shall deliver to Quantum on behalf of Snap all of the items required to be delivered by Snap pursuant to SECTION
2.2 hereunder and each such item shall be deemed to be delivered to Quantum as of the Separation Date upon receipt of such certificate.


                                   ARTICLE II

           DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE

        SECTION 2.1 DOCUMENTS TO BE DELIVERED BY QUANTUM. On the Separation Date, Quantum will deliver, or will cause its appropriate Subsidiaries to deliver, to Snap all of the following items and agreements (collectively, together with all agreements and documents contemplated by such agreements, the "ANCILLARY AGREEMENTS"):

                (a) A duly executed General Assignment and Assumption Agreement (the "ASSIGNMENT AGREEMENT") substantially in the form attached hereto as EXHIBIT C;

                (b) A duly executed Intellectual Property Agreement substantially in the form attached hereto as EXHIBIT D;

                (c) A duly executed Employee Matters Agreement substantially in the form attached hereto as EXHIBIT E;

                (d) A duly executed Tax Sharing Agreement substantially in the form attached hereto as EXHIBIT F;

                (e) A duly executed Master Transitional Services Agreement substantially in the form attached hereto as EXHIBIT G;

                (f) A duly executed Indemnification and Insurance Matters Agreement substantially in the form attached hereto as EXHIBIT H;

                (g) Resignations of each person who is an officer or director of Quantum or its Subsidiaries, immediately prior to the Separation Date, and who will be employees of Snap from and after the Separation Date; and

                (h) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

        SECTION 2.2 DOCUMENTS TO BE DELIVERED BY SNAP. As of the Separation Date, Snap will deliver to Quantum all of the following:

                (a) In each case where Snap is a party to any agreement or instrument referred to in SECTION 2.1, a duly executed counterpart of such agreement or instrument; and

                (b) Resignations of each person who is an officer or director of Snap, immediately prior to the Separation Date, and who will be an employee of Quantum from and after the Separation Date.


                                   ARTICLE III

                       THE IPO AND ACTIONS PENDING THE IPO

        SECTION 3.1 TRANSACTIONS PRIOR TO THE IPO. Subject to the conditions specified in SECTION 3.3, Quantum and Snap shall use their reasonable commercial efforts to consummate the IPO. Such efforts shall include, but not necessarily be limited to, those specified in this SECTION 3.1.

                (a) Registration Statement. Snap shall file the IPO Registration Statement, and such amendments or supplements thereto as may be necessary in order to cause the same to become and remain effective as required by law or by the managing underwriters for the IPO (the "UNDERWRITERS"), including, but not limited to, filing such amendments to the IPO Registration Statement as may be required by the underwriting agreement to be entered into between Snap and the Underwriters (the "UNDERWRITING AGREEMENT"), the Securities and Exchange Commission (the "COMMISSION") or federal, state or foreign securities laws. Quantum and Snap shall also cooperate in preparing, filing with the Securities and Exchange Commission and causing to become effective a registration statement registering the common stock of Snap under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO, the Separation, the Distribution or the other transactions contemplated by this Agreement.

                (b) Underwriting Agreement. Snap shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to Snap, and shall comply with its obligations thereunder.

                (c) Nasdaq Listing. Snap shall prepare, file and use reasonable commercial efforts to seek to make effective, an application for listing of the common stock of Snap issued in the IPO on the Nasdaq National Market ("NASDAQ"), subject to official notice of issuance.

        SECTION 3.2 COOPERATION. Snap shall consult with, and cooperate in all respects with, Quantum in connection with the pricing of the common stock of Snap to be offered in the IPO and shall, at Quantum's direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

        SECTION 3.3 CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. The IPO closing is currently scheduled to occur on or before February 28, 2001 (the "IPO CLOSING DATE"). The obligations of the parties to use their reasonable commercial efforts to consummate the IPO shall be conditioned on the satisfaction of the following conditions:

                (a) Registration Statement. The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto.

                (b) Blue Sky. The actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) shall have been taken and, where applicable, have become effective or been accepted.

                (c) Nasdaq Listing. The common stock of Snap to be issued in the IPO shall have been accepted for listing on the Nasdaq, on official notice of issuance.

                (d) Underwriting Agreement. Snap shall have entered into the Underwriting Agreement and all conditions to the obligations of Snap and the Underwriters shall have been satisfied or waived.

                (e) Common Stock Ownership. Quantum shall be satisfied in its sole discretion that it will own at least 80.1% of the outstanding common stock of Snap following the IPO and any private placements of securities of Snap concluded prior to or concurrent with the IPO. All other conditions to permit the Distribution to qualify as a tax-free distribution to Quantum, Snap and Quantum's stockholders shall, to the extent applicable as of the time of the IPO, be satisfied. There shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter.

                (f) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the IPO or any of the other transactions contemplated by this Agreement shall be in effect.

                (g) Separation. The Separation shall become effective by execution of this Agreement and the Ancillary Agreements.

                (h) Other Actions. Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO shall have been taken.

                (i) No Termination. This Agreement shall not have been terminated.

                                   ARTICLE IV

                                THE DISTRIBUTION

        SECTION 4.1 THE DISTRIBUTION.

                (a) Delivery of Shares for Distribution. Subject to SECTION 4.4 hereof, on or prior to the date the Distribution (as defined herein) is effective (THE "DISTRIBUTION DATE"), Quantum will deliver to the distribution agent (the "DISTRIBUTION AGENT") to be appointed by Quantum to distribute to the stockholders of Quantum's DLT & Storage Systems Group ("QUANTUM DSSG") common stock or such other class of stock into which the Quantum DSSG common stock holders may have converted their Quantum DSSG common stock, the shares of common stock of Snap held by Quantum pursuant to the Distribution for the benefit of holders of record of common stock of Quantum DSSG, or such other class of stock into which the Quantum DSSG common stock holders may have converted their Quantum DSSG common stock, on the Record Date, a single stock certificate, endorsed by Quantum, representing all of the outstanding shares of common stock of Snap then owned by Quantum, and shall cause the transfer agent for the shares of common stock of Quantum DSSG, or such other class of stock into which the Quantum DSSG common stock holders may have converted their Quantum DSSG common stock, to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of Snap to each such holder or designated transferee or transferees of such holder (the "DISTRIBUTION").

                (b) Shares Received. Subject to SECTIONS 4.4 and 4.5, each holder of common stock of Quantum DSSG, or such other class of stock into which the Quantum DSSG common stock holders may have converted their Quantum DSSG common stock, on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of Snap equal to the number of shares of common stock of Quantum DSSG, or such other class of stock into which the Quantum DSSG common stock holders may have converted their Quantum DSSG common stock, held by such holder on the Record Date multiplied by a fraction the numerator of which is the number of shares of common stock of Snap beneficially owned by Quantum on the Record Date and the denominator of which is the number of shares of common stock of of Quantum DSSG, or such other class of stock into which the Quantum DSSG common stock holders may have converted their Quantum DSSG common stock, outstanding on the Record Date.

                (c) Obligation to Provide Information. Snap and Quantum, as the case may be, will provide to the Distribution Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

        SECTION 4.2 ACTIONS PRIOR TO THE DISTRIBUTION.

                (a) Information Statement. Quantum and Snap shall prepare and mail, prior to the Distribution Date, to the holders of Quantum DSSG common stock, such information concerning Snap and the Distribution and such other matters as Quantum shall reasonably determine are necessary and as may be required by law. Quantum and Snap will prepare, and Snap will, to the extent required under applicable law, file with the Commission any such documentation which

Quantum and Snap determine is necessary or desirable to effectuate the Distribution, and Quantum and Snap shall each use its reasonable commercial efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                (b) Blue Sky. Quantum and Snap shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                (c) Nasdaq Listing. Snap shall prepare and file, and shall use its reasonable commercial efforts to have approved, an application for the additional listing of the common stock of Snap to be distributed in the Distribution on the Nasdaq, subject to official notice of distribution.

                (d) Conditions. Quantum and Snap shall take all reasonable steps necessary and appropriate to cause the conditions set forth in SECTION 4.4 to be satisfied and to effect the Distribution on the Distribution Date.

        SECTION 4.3 SOLE DISCRETION OF QUANTUM. Quantum currently intends, following the consummation of the IPO, to complete the Distribution within six months thereof. Quantum shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Quantum may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. Snap shall cooperate with Quantum in all respects to accomplish the Distribution and shall, at Quantum's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the common stock of Snap on an appropriate registration form or forms to be designated by Quantum. Quantum shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Quantum; provided, however, that nothing herein shall prohibit Snap from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

        SECTION 4.4 CONDITIONS PRECEDENT TO DISTRIBUTION. The following are conditions that must take place prior to the consummation of the Distribution. The conditions are for the sole benefit of Quantum and shall not give rise to or create any duty on the part of Quantum or the Quantum Board of Directors to waive or not waive any such condition.

                (a) IRS Ruling. Quantum shall have obtained a private letter ruling from the Internal Revenue Service in form and substance satisfactory to Quantum (in its sole discretion), and such ruling shall remain in effect as of the Distribution Date, to the effect that (i) the transfer by the Quantum Group to the Snap Group of the property, subject to liabilities, held by Quantum of the Snap Business, and Snap's assumption of liabilities held by Quantum related to the Snap Business, followed by the distribution by Quantum of all of its Snap stock to the holders of Quantum DSSG common stock, will qualify as a reorganization under Sections 368(a)(1)(D) and 355 of the Code; (ii) no gain or loss will be recognized by Quantum on its transfer of property of the Snap Business to

Snap; (iii) no gain or loss will be recognized by Snap on its receipt of property of the Snap Business from Quantum; and (iv) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the holders of Quantum DSSG common stock upon their receipt of Snap common stock pursuant to the Distribution.

                (b) Government Approvals. Any material governmental approvals and consents necessary to consummate the Distribution shall have been obtained and be in full force and effect;

                (c) No Legal Restraints. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of Quantum shall have occurred or failed to occur that prevents the consummation of the Distribution; and

                (d) No Material Adverse Effect. No other events or developments shall have occurred subsequent to the IPO Closing Date that, in the judgment of the Board of Directors of Quantum, would result in the Distribution having a material adverse effect on Quantum or on the holders of Quantum DSSG common stock.

        SECTION 4.5 FRACTIONAL SHARES. As soon as practicable after the Distribution Date, Quantum shall direct the Distribution Agent to determine the number of whole shares and fractional shares of common stock of Snap allocable to each holder of record or beneficial owner of Quantum DSSG common stock as of the Record Date, to aggregate all such fractional shares and sell the whole shares obtained thereby at the direction of Quantum, in open market transactions, at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Quantum and the Distribution Agent shall use their reasonable commercial efforts to aggregate the shares of Quantum DSSG common stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.


                                    ARTICLE V

                           COVENANTS AND OTHER MATTERS

        SECTION 5.1 OTHER AGREEMENTS. Quantum and Snap agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Ancillary Agreements.

        SECTION 5.2 FURTHER INSTRUMENTS. At the request of Snap, and without further consideration, Quantum will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Snap and its Subsidiaries such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as Snap may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Snap and its Subsidiaries and confirm Snap's and its Subsidiaries' title to all of the assets, rights and other things of value contemplated to be transferred to Snap and its Subsidiaries pursuant to this Agreement, the Ancillary Agreements, and any documents referred to therein, to put Snap and its Subsidiaries in actual possession and operating control thereof and to permit Snap and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained). At the request of Quantum and without further consideration, Snap will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to Quantum and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Quantum may reasonably deem necessary or desirable in order to have Snap fully and unconditionally assume and discharge the liabilities contemplated to be assumed by Snap under this Agreement or any document in connection herewith and to relieve the Quantum Group of any liability or obligation with respect thereto and evidence the same to third parties. Neither Quantum nor Snap shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees. Furthermore, each party, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

        SECTION 5.3 ADDITIONAL TRANSITIONAL SERVICES AGREEMENTS. Quantum and its Subsidiaries and Snap and its Subsidiaries will enter into transitional services agreements covering the provision of various transitional services, including financial, accounting, real estate and site services, sales, customer support, human resources, supply chain services and information technology services by Quantum (and its Subsidiaries) to Snap (and its Subsidiaries) or, in certain circumstances, vice versa. Such services will generally be provided for a fee equal to the direct costs and indirect costs, plus a markup of five percent, of providing such services. The transitional services agreements will generally provide for a term of one year or less. However, some transitional services agreements may be extended beyond the initial one year term, in which case the fee for such services shall, generally, be increased.

        SECTION 5.4 AGREEMENT FOR EXCHANGE OF INFORMATION.

                (a) Generally. Each of Quantum and Snap agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or any Ancillary Agreement or (iv) in connection with the ongoing businesses of Quantum or Snap, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

                (b) Internal Accounting Controls; Financial Information. After the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its Subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

                (c) Ownership of Information. Any Information owned by a party that is provided to a requesting party pursuant to this SECTION 5.4 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                (d) Record Retention. To facilitate the possible exchange of Information pursuant to this SECTION 5.4 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable commercial efforts to retain all Information in its respective possession or control on the Distribution Date substantially in accordance with the policies of Quantum as in effect on the Separation Date. However, except as set forth in the Tax Sharing Agreement, at any time after the Distribution Date, each party may amend its respective record retention practice at such party's discretion; provided, however, that if a party desires to effect the amendment within three (3) years after the Distribution Date, the amending party must give thirty (30) days prior written notice of such change in the policy to the other party to this Agreement.

                (i) No party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policies of Quantum) and that falls under the categories listed in SECTION 5.4(a), without first using its reasonable commercial efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction.

                (e) Limitation of Liability. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this SECTION 5.4 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable commercial efforts by such party to comply with the provisions of SECTION 5.4(d).

                (f) Other Agreements Providing for Exchange of Information. The rights and obligations granted under this SECTION 5.4 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Ancillary Agreement.

                (g) Production of Witnesses; Records; Cooperation. After the Distribution Date, except in the case of a legal or other proceeding by one party against another party (which shall be governed by such discovery rules as may be applicable under SECTION 5.8 or otherwise), each party hereto shall use its reasonable commercial efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

        SECTION 5.5 AUDITORS AND AUDITS; ANNUAL AND QUARTERLY STATEMENTS AND ACCOUNTING. Each party agrees that, for so long as Quantum is required in accordance with United States generally accepted accounting principles to consolidate Snap's results of operations and financial position:

                (a) Selection of Auditors. Snap shall not select a different accounting firm from that used by Quantum to serve as its (and its Subsidiaries') independent certified public accountants ("SNAP'S AUDITORS") for purposes of providing an opinion on its consolidated financial statements without Quantum's prior written consent (which shall not be unreasonably withheld).

                (b) Annual and Quarterly Reviews. Snap shall use its reasonable commercial efforts to enable Quantum's independent certified public accountants ("QUANTUM'S AUDITORS") to meet their timetable for the printing, filing and public dissemination of Quantum's annual and quarterly financial statements.

                (c) Annual and Quarterly Financial Statements. Snap shall provide to Quantum on a timely basis all Information that Quantum reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Quantum's annual and quarterly financial statements. Without limiting the generality of the foregoing, Snap will provide all required financial Information with respect to Snap and its Subsidiaries to Snap's Auditors in a sufficient and reasonable time and in sufficient detail to permit Snap's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Quantum's Auditors with respect to financial Information to be included or contained in Quantum's annual and quarterly financial statements. Similarly, Quantum shall provide to Snap on a timely basis all financial Information that Snap reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Snap's annual and quarterly financial statements. Without limiting the generality of the foregoing, Quantum will provide all required financial Information with respect to Quantum and its Subsidiaries to Quantum's Auditors in a sufficient and reasonable time and in sufficient detail to permit Quantum's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Snap's Auditors with respect to Information to be included or contained in Snap's annual and quarterly financial statements.

                (d) Identity of Personnel Performing the Annual Audit and Quarterly Reviews. Snap shall authorize Snap's Auditors to make available to Quantum's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Snap and work papers related to the annual audits and quarterly reviews of Snap, in all cases within a reasonable time prior to Snap's Auditors' opinion date, so that Quantum's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Snap's Auditors as it relates to Quantum's Auditors' report on Quantum's financial statements, all within sufficient time to enable Quantum to meet its timetable for the printing, filing and public dissemination of Quantum's annual and quarterly statements. Similarly, Quantum shall authorize Quantum's Auditors to make available to Snap's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Quantum and work papers related to the annual audits and quarterly reviews of Quantum, in all cases within a reasonable time prior to Quantum's Auditors' opinion date, so that Snap's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Quantum's Auditors as it relates to Snap's Auditors' report on Snap's statements, all within sufficient time to enable Snap to meet its timetable for the printing, filing and public dissemination of Snap's annual and quarterly financial statements.

                (e) Access to Books and Records. Snap shall provide Quantum's internal auditors and their designees access to Snap's and its Subsidiaries' books and records so that Quantum may conduct reasonable audits relating to the financial statements provided by Snap pursuant hereto as well as to the internal accounting controls and operations of Snap and its Subsidiaries. Similarly, Quantum shall provide Snap's internal auditors and their designees access to Quantum's and its Subsidiaries' books and records so that Snap may conduct reasonable audits relating to the financial statements provided by Quantum pursuant hereto as well as to the internal accounting controls and operations of Quantum and its Subsidiaries

                (f) Notice of Change in Accounting Principles. Snap shall give Quantum as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. Snap will consult with Quantum and, if requested by Quantum, Snap will consult with Quantum's independent public accountants with respect thereto. Quantum shall give Snap as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

                (g) Conflict with Third-Party Agreements. Nothing in SECTIONS
5.4 and 5.5 shall require Snap to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; provided, however, that in the event that Snap is required under SECTIONS 5.4 and 5.5 to disclose any such Information, Snap shall use all commercially reasonable efforts to seek to obtain such third party's consent to the disclosure of such information.

        SECTION 5.6 CONSISTENCY WITH PAST PRACTICES. At all times, Quantum and Snap will conduct the Snap Business before the Separation Date in the ordinary course, consistent with past practices.

        SECTION 5.7 PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, the Ancillary Agreements or any other agreement between the parties relating to the Separation, the IPO or the Distribution, all costs and expenses of the parties hereto in connection with the Separation, the IPO (including underwriting discounts and commissions) and the Distribution and costs and expenses of the parties hereto in connection with the Separation shall be allocated between Snap and Quantum. Snap and Quantum shall each be responsible for their own internal fees, costs and expenses incurred in connection with the Separation, the IPO and the Distribution.

        SECTION 5.8 DISPUTE RESOLUTION.

                (a) If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement or the Ancillary Agreements, or the grounds for the termination hereof, appropriate senior executives (e.g. director or vice president level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding ADR.

                (b) Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Santa Clara County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

                (c) Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

                (d) Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this SECTION 5.8 with respect to all matters not subject to such dispute, controversy or claim.

        SECTION 5.9 GOVERNMENTAL APPROVALS. To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable commercial efforts to obtain any such Governmental Approvals.

        SECTION 5.10 NO REPRESENTATION OR WARRANTY. Quantum does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                (a) the value of any asset or thing of value to be transferred to Snap;

                (b) the freedom from encumbrance of any asset or thing of value to be transferred to Snap;

                (c) the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to Snap; or

                (d) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, deliver and filing.

        Except as may expressly be set forth herein or in any Ancillary Agreement, all assets to be transferred to Snap shall be transferred "AS IS, WHERE IS" and Snap shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Snap good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

        SECTION 5.11 NON-SOLICITATION OF EMPLOYEES. Quantum and Snap each agree not to solicit or recruit, without the other party's express written consent, the other party's employees for a period of two (2) years following the Distribution Date. To the extent this prohibition is waived, any recruitment efforts by either Quantum or Snap during the period of one (1) year after the Distribution Date shall be coordinated with each party's Senior Vice President of Human Resources or his or her designate and appropriate management. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either: (a) solely as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative.

        SECTION 5.12 EMPLOYEE AGREEMENTS. Definition. As used in this SECTION 5.12, "EMPLOYEE AGREEMENT" means the Conflicts, Confidential Information and Assignment of Inventions Agreement and corresponding agreements in foreign countries executed by each Quantum employee.

                (a) Survival of Quantum Employee Agreement Obligations and Quantum's Common Law Rights. The Quantum Employee Agreements of all former Quantum employees transferred to Snap as of the Distribution Date shall remain in full force and effect according to their terms; provided, however, that none of the following acts committed by former Quantum employees within the scope of their Snap employment shall constitute a breach of such Quantum Employee
Agreements: (i) the use or disclosure of Confidential Information (as that term is defined in the former Quantum employee's Quantum Employee Agreement) for or on behalf of Snap, if such disclosure is consistent with the rights granted to Snap and restrictions imposed on Snap under this Agreement, any Ancillary Agreement or any other agreement between the parties; (ii) the disclosure and assignment to Snap of rights in proprietary developments authored or conceived by the former Quantum employee after the Separation Date and resulting from the use of, or based upon intellectual property (whether patented or not) which is retained by Quantum; provided, however, that in no event shall such disclosure and assignment be regarded as assigning the underlying intellectual property to Snap; (iii) the rendering of any services, directly or indirectly, to Snap to the extent such services are consistent with the assignment or license of rights granted to Snap and the restrictions imposed on Snap under this Agreement, any Ancillary Agreement or any other agreement between the parties; and (iv) solicitation of the employees of one party by the other party prior to the Distribution Date (so long as such solicitation does not violate SECTION 5.11 hereof). Further, Quantum retains any rights it has under statute or common law with respect to actions by its former employees to the extent such actions are inconsistent with the rights granted to Snap and restrictions imposed on Snap under this Agreement, any Ancillary Agreement or any other agreement between the parties.

                (b) Assignment, Cooperation for Compliance and Enforcement.

                        (i) Quantum retains all rights under the Quantum Employee Agreements of all former Quantum employees necessary to permit Quantum to protect the rights and interests of Quantum, but hereby transfers and assigns to Snap its rights under the Quantum Employee Agreements of all former Quantum employees to the extent required to permit Snap to enjoin, restrain, recover damages from or obtain specific performance of the Quantum Employee Agreements or obtain other remedies against any employee who breaches his/her Quantum Employee Agreement.

                        (ii) Quantum and Snap agree, at their own respective cost and expense, to use their reasonable efforts to cooperate as follows: (A) Snap shall advise Quantum of: (1) any violation(s) of the Quantum Employee Agreement by former Quantum employees, and (2) any violation(s) of the Snap Employee Agreement which affect Quantum's rights; and (B) Quantum shall advise Snap of any violations of the Quantum Employee Agreement by current or former Quantum employees which affect Snap's rights; provided, however, that the foregoing obligations shall only apply to violations which become known to an attorney within the legal department of the party obligated to provide notice thereof.

                        (iii) Quantum and Snap each may separately enforce the Quantum Employee Agreements of former Quantum employees to the extent necessary to reasonably protect their respective interests, provided, however, that (i) Snap shall not commence any legal action relating thereto without first consulting with Quantum's General Counsel or his/her designee and (ii) Quantum shall not commence any legal action relating thereto against any former Quantum employee who is at the time a Snap employee without first consulting with Snap's General Counsel or his/her designee. If either party, in seeking to enforce any Quantum Employee Agreement, notifies the other party that it requires, or desires, such party to join in such action, then the other party shall do so. In addition, if either party commences or becomes a party to any action to enforce a Quantum Employee Agreement of a former Quantum employee, the other party shall, whether or not it becomes a party to the action, cooperate with the other party by making available its files and employees who have information or knowledge relevant to the dispute, subject to appropriate measures to protect the confidentiality of any proprietary or confidential information that may be disclosed in the course of such cooperation or action and subject to any relevant privacy laws and regulations. Any such action shall be conducted at the expense of the party bringing the action and the parties shall agree on a case by case basis on compensation, if any, of the other party for the value of the time of such other party's employees as reasonably required in connection with the action.

                        (iv) Quantum and Snap understand and acknowledge that matters relating to the making, performance, enforcement, assignment and termination of employee agreements are typically governed by the laws and regulations of the national, federal, state or local governmental unit where an employee resides, or where an employee's services are rendered, and that such laws and regulations may supersede or limit the applicability or enforceability of this SECTION 5.12. In such circumstances, Quantum and Snap agree to take action with respect to the employee agreements that best accomplishes the parties' objectives as set forth in this SECTION 5.12 and that is consistent with applicable law.

        SECTION 5.13 COOPERATION IN OBTAINING NEW AGREEMENTS. Quantum understands that, prior to the Separation Date, Snap has derived benefits under certain agreements and relationships between Quantum and third parties, which agreements and relationships are not being assigned or transferred to Snap in connection with the Separation. Upon the request of Snap, Quantum agrees to make introductions of appropriate Snap personnel to Quantum's contacts at such third parties, and agrees to provide reasonable assistance to Snap, at Quantum's own expense, so that Snap may enter into agreements or relationships with such third parties under substantially equivalent terms and conditions, including financial terms and conditions, that apply to Quantum. Such assistance may include, but is not limited to, (i) requesting and encouraging such third parties to enter into such agreements or relationships with Snap, (ii) attending meetings and negotiating sessions with Snap and such third parties, and (iii) participating in buying consortiums with Snap. Quantum also understands that certain agreements between Quantum and third parties which are being assigned to Snap in connection with the Separation may require the consent of the applicable third party. Quantum shall assist Snap in seeking and obtaining the consent of such third parties to such assignment. The parties expect that the activities contemplated by this
SECTION 5.13 will be substantially completed by the Distribution Date, but in no event will Quantum have any obligations hereunder after the first anniversary of the Distribution Date.

        SECTION 5.14 PROPERTY DAMAGE TO SNAP ASSETS PRIOR TO THE SEPARATION DATE. In the event of any property damage, other than ordinary wear and tear, to any Snap Assets held by Quantum which occurs prior to the Separation Date, Quantum shall repair or otherwise address such damage in the ordinary course of business consistent with past practices; provided, however, that nothing in this clause shall restrict Quantum from disposing of any Assets in the ordinary course of business consistent with past practices.


                                   ARTICLE VI

                                  MISCELLANEOUS

        SECTION 6.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE QUANTUM GROUP OR SNAP GROUP BE LIABLE TO ANY OTHER MEMBER OF THE QUANTUM GROUP OR SNAP GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

        SECTION 6.2 ENTIRE AGREEMENT. This Agreement, the Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

        SECTION 6.3 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Santa Clara County and/or the United States District Court for the Northern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to SECTION 5.8 above.

        SECTION 6.4 TERMINATION. This Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the IPO Closing Date by and in the sole discretion of Quantum without the approval of Snap. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of Quantum and Snap. In the event of termination pursuant to this SECTION 6.4, no party shall have any liability of any kind to the other party.

        SECTION 6.5 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

                if to Quantum :  Quantum Corporation
                                 500 McCarthy Boulevard
                                 Milpitas, CA 95035
                                 Attn:  Michael Brown
                                 President

                if to Snap:  Snap Appliances, Inc.
                             2001 Logic Drive
                             San Jose, CA 95124
                             Attn:  Jeanne Seeley
                             Chief Financial Officer

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

        SECTION 6.6 COUNTERPARTS. This Agreement, including the Ancillary Agreement and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        SECTION 6.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Quantum Group and each member of the Snap Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

        SECTION 6.8 SEVERABILITY. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

        SECTION 6.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 6.10 AMENDMENT. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

        SECTION 6.11 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        SECTION 6.12 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

        SECTION 6.13 CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

                                   ARTICLE VII

                                   DEFINITIONS

        SECTION 7.1 AFFILIATED COMPANY. "AFFILIATED COMPANY" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

        SECTION 7.2 GOVERNMENTAL APPROVALS. "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

        SECTION 7.3 GOVERNMENTAL AUTHORITY. "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

        SECTION 7.4 INFORMATION. "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

        SECTION 7.5 IPO CLOSING DATE. "IPO Closing Date" has the meaning set forth in the SECTION 3.3 hereof.

        SECTION 7.6 SNAP ASSETS. "SNAP ASSETS" has the meaning set forth in
SECTION 1.2 of the Assignment Agreement.

        SECTION 7.7 SNAP GROUP. "SNAP GROUP" means Snap, each Subsidiary and Affiliated Company of Snap immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate Company of Snap after the Separation Date.

        SECTION 7.8 SNAP'S AUDITORS. "SNAP'S AUDITORS" means Snap's independent certified public accountants.

        SECTION 7.9 PERSON. "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        SECTION 7.10 RECORD DATE. "RECORD DATE" means the close of business on the date to be determined by the Board of Directors of Quantum as the record date for determining the holders of Quantum DSSG common stock entitled to receive shares of common stock of Snap in the Distribution.

        SECTION 7.11 SUBSIDIARY. "SUBSIDIARY" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

        SECTION 7.12 QUANTUM GROUP. "QUANTUM GROUP" means Quantum, each Subsidiary and Affiliated Company of Quantum (other than any member of the Snap Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate Company of Quantum after the Separation Date.

        SECTION 7.13 QUANTUM'S AUDITORS. "QUANTUM'S AUDITORS" means Quantum's independent certified public accountants.

        WHEREFORE, the parties have signed this Master Separation and Distribution Agreement effective as of the date first set forth above.

QUANTUM CORPORATION                    SNAP APPLIANCES, INC.


By: /s/ RICHARD CLEMMER                By: /s/ JEANNE SEELEY
    ------------------------------         -------------------------------------

Name:   Richard Clemmer                Name: Jeanne Seeley
      ----------------------------           -----------------------------------

Title:  Chief Financial Officer        Title:  Chief Financial Officer
       ---------------------------            ----------------------------------

                                    EXHIBIT A

                       CERTIFICATE OF SECRETARY OF QUANTUM

                             SECRETARY'S CERTIFICATE


        I, Richard Clemmer, Secretary of Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), DO HEREBY CERTIFY that attached hereto are true and correct copies of certain resolutions adopted in a meeting of the Quantum Corporation Board of Directors on October 23, 2000, which resolutions have not been amended, modified, rescinded and remain in full force and effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunder set my hand this 26th day of October, 2000.



                                       /S/ RICHARD CLEMMER
                                       -----------------------------------------
                                       Richard Clemmer, Secretary

                                    EXHIBIT B

                        CERTIFICATE OF SECRETARY OF SNAP

                             SECRETARY'S CERTIFICATE


        I, Jeanne Seeley, Secretary of Snap Appliances, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DO HEREBY CERTIFY that attached hereto are true and correct copies of certain resolutions adopted in a meeting of the Snap Appliances, Inc. Board of Directors on October 24th, 2000, which resolutions have not been amended, modified, rescinded and remain in full force and effect on the date hereof.

        IN WITNESS WHEREOF, I have hereunder set my hand this 26th day of October 2000.



                                       /S/ JEANNE SEELEY
                                       -----------------------------------------
                                       Jeanne Seeley, Secretary

                                    EXHIBIT C

                   GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT D

                         INTELLECTUAL PROPERTY AGREEMENT

                                    EXHIBIT E

                           EMPLOYEE MATTERS AGREEMENT

                                    EXHIBIT F

                              TAX SHARING AGREEMENT

                                    EXHIBIT G

                     MASTER TRANSITIONAL SERVICES AGREEMENT

                                    EXHIBIT H

                 INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT